UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 8.01 regarding the JV Agreement (as therein defined) is hereby incorporated by reference in this Item 1.02, as applicable.

Item 8.01.	Other Events.

On June 10, 2022, Guardant Health, Inc., a Delaware corporation (the “Company”) completed the purchase all of the shares held by SVF Excalibur (Cayman) Limited, a Cayman Islands limited company (collectively with its affiliates, “SoftBank”) in Guardant Health AMEA, Inc. (the “AMEA Joint Venture”) for an aggregate purchase price of $177,785,000, which was determined based on an independent third-party valuation (the “Share Purchase”). As previously disclosed, on November 2021, under the terms of the Joint Venture Agreement, dated as of May 9, 2017, by and between the Company and SoftBank (the “JV Agreement”), the Company exercised its call right contained in the JV Agreement to purchase all of the shares held by SoftBank. The JV Agreement was terminated concurrently with the completion of the Share Purchase (the “Closing”) and the members of the AMEA Joint Venture board of directors nominated by SoftBank resigned effective upon the Closing.

On June 13, 2022, the Company issued a press release announcing it had completed the Share Purchase, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Guardant Health, Inc., dated June 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: June 13, 2022

	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer